EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-59307, 333-350660, 333-67520 and 333-108868) and the Registration Statements on Form S-3 (SEC File Nos. 333-60552 and 333-71940) of our report dated November 4, 2003, relating to the financial statements of Notify Technology Corporation, which appears in the Annual Report on Form 10-KSB.

/s/    Burr, Pilger & Mayer LLP

Palo Alto, California

December 22, 2003